EXHIBIT 99.2
PROPOSED MARCH 31, 2012 RESTATED FINANCIALS

Consolidated Balance Sheet (in thousands)	March 31, 2012		March 31, 2012
	(Unaudited)	Change	RESTATED
ASSETS:
Current Assets:
Cash and cash equivalents	$3,557		$3,557
Marketable securities, available for sale	93		93
Advances and accounts receivable	53		53
Farm product	44		44
Deposits and other current assets	51		51
Total Current Assets	3,798		3,798

Property, equipment and software, net	1,079		1,079

Other Assets
Debt issuance costs	597		597
Land	2,968		2,968
Water rights and infrastructure	28,786		28,786
Dam and water infrastructure construction in progress	1,291		1,291
Total Other Assets	33,642		33,642
TOTAL ASSETS	$38,519	$-	$38,519

LIABILITIES & STOCKHOLDERS' EQUITY:
Current Liabilities:
Accounts payable	$632		$632
Current portion of notes payable	10,863		10,863
Accrued liabilities	390		390
Total Current Liabilities	11,885		11,885
Notes Payable - Long Term	6,830	(1,326)	5,504
Total Liabilities	18,715	(1,326)	17,389

Stockholders' Equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 23,176,350 and 23,258,494 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	23		23
Additional paid-in capital	40,195	1,326	41,521
Accumulated Comprehensive (Loss)	(96)		(96)
Accumulated (deficit)	(22,472)		(22,472)
Total Two Rivers Water Company Shareholders' Equity	17,650	1,326	18,976
Noncontrolling interest in subsidiary	2,154	-	2,154
Total Stockholders' Equity	19,804	1,326	21,130
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$38,519	$-	$38,519

Consolidated Statement of Operations (in thousands)
	Three months ended March 31,		RESTATED Three months ended March 31,
	2012	Change	2012
Revenue
Farm revenue	$-		$-
Water revenue	-		-
Member assessments	-		-
Other income	1		1
Total Revenue	1		1
Direct cost of revenue	-		-
Gross Margin (Loss)	1		1

Operating Expenses:
General and administrative	2,094		2,094
Depreciation	53		53
Total operating expenses	2,147		2,147
(Loss) from operations	(2,146)		(2,146)

Other income (expense)
Interest expense	(580)	(78)	(658)
Warrant expense	(55)	-	(55)
Other income (expense)	-	-	-
Total other income (expense)	(635)	(78)	(713)
Net (Loss) from continuing operations before taxes	(2,781)	(78)	(2,859)
Income tax (provision) benefit	-	-	-
Net (Loss) from continuing operations	(2,781)	(78)	(2,859)

Discontinued Operations (Note 1)
Loss from operations of discontinued real estate and mortgage business	-		-
Income tax (provision) benefit from discontinued operations	-		-
(Loss) on discontinued operations	-		-

Net (Loss)	(2,781)	(78)	(2,859)
Net loss (income) attributable to the noncontrolling interest (Note 2)	8	-	8
Net (Loss) attributable to Two Rivers Water Company	$(2,773)	$(78)	$(2,851)

(Loss) Per Share - Basic and Dilutive:
(Loss) from continuing operations	$(0.12)		$(0.12)
(Loss) from discontinued operations	-		-
Total	$(0.12)		$(0.12)

Weighted Average Shares Outstanding:
Basic and Dilutive	23,217		23,217

Consolidated Statement of Cash Flows (in thousands)	For the three months ended March 31,
	2012	CHANGE	2012 RESTATED
Cash Flows from Operating Activities:
Net (Loss)	$(2,781)	$(78)	$(2,859)
Adjustments to reconcile net income or (loss) to net cash (used in) operating activities:
Depreciation (including discontinued operations)	53		53
Amortization of debt issuance costs and pre-paids	270	78	348
Stock based compensation and warrant expense	1,000		1,000
Net change in operating assets and liabilities:
Decrease (increase) in advances & accounts receivable	3		3
(Increase) in farm product	(1)		(1)
(Decrease) Increase in accounts payable	1		1
Increase (decrease) in accrued liabilities and other	131		131
Net Cash (Used in) Operating Activities	(1,324)	-	(1,324)

Cash Flows from Investing Activities:
Purchase of property, equipment and software	(3)		(3)
Purchase of land, water shares, infrastructure	-		-
Construction in Progress	(443)		(443)
Net Cash (Used in) Investing Activities	(446)		(446)

Cash Flows from Financing Activities:
Proceeds from issuance of bridge loans	3,994		3,994
Payment of offering costs	(45)		(45)
Payment on notes payable	(5)		(5)
Proceeds from long-term debt	606		606
Net Cash Provided by Financing Activities	4,550		4,550
Net Increase in Cash & Cash Equivalents	2,780		2,780

Beginning Cash & Cash Equivalents	777		777
Ending Cash & Cash Equivalents	$3,557	$-	$3,557

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$474		$474
Stock & warrants for debt issuance costs	$115		$115